SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

              Pursuant to Section 13 or 15 (d) of
              The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 7, 1996



                 FRANKLIN FINANCIAL SERVICES CORPORATION
     (Exact name of registrant as specified in its charter)

 Pennsylvania                  0-12126               23-144083
(State or other jurisdiction  (Commission            (IRS Employer
 of incorporation)             File Number)          Ident. No.)


20 South Main Street, Chambersburg,PA                17201
(Address of principal executive office)           (Zip Code)


Registrant's telephone number, including area code    (717) 264-6116

                               N/A
 (Former name or former address, if changes since last report)

Item 5.      Other Events.

     The press release of Franklin Financial Services Corporation dated March 7, 1996 relating to the authorization of an open market stock repurchase program and attached hereto as Exhibit 99 is incorporated by reference herein.

Item 7.      Financial Statements and Exhibits.

            (c)    Exhibits

     The following exhibits are filed herewith:

     Number              Description              Page Number

       99           Press Release, dated March 7,      3
                    1996, of Franklin Financial
                    Services Corporation


                         Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         FRANKLIN FINANCIAL SERVICES CORPORATION


                         By:
                              William E. Snell, Jr., President




Dated: March 7, 1996














                         PRESS RELEASE

For Immediate Release    Contact:
                         William E. Snell, Jr., President
                         Franklin Financial Services Corporation
                         (717) 264-6116


     CHAMBERSBURG, PENNSYLVANIA, March 7, 1996 -- Franklin Financial Services Corporation, the parent bank holding company of Farmers and Merchants Trust Company of Chambersburg, today announced that its Board of Directors has authorized the repurchase of up to 50,000 shares of its $1.00 par value common stock, or approximately 2.6% of such shares issued and outstanding.

     The repurchases are authorized to be made from time to time in open market or privately negotiated transactions during the next year. According to President William E. Snell, Jr., the repurchased shares will be held as treasury shares available for issuance in connection with future stock dividends and stock splits, employee benefits plans, executive compensation plans and for issuance under the Dividend Reinvestment Plan and other corporate purposes.

     Franklin Financial Services Corporation is a Franklin County based bank holding company with assets of approximately $313 million. Its wholly-owned subsidiary, Farmers and Merchants Trust Company of Chambersburg, operates eight banking offices in Franklin County, Pennsylvania.

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